EX-FILING FEES

Calculation of Filing Fee Tables

FORM F-10
(Form Type)

AYR WELLNESS Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Unallocated (Universal) Shelf	Subordinate Voting Shares Restricting Voting Shares Limited Voting Shares Warrants Subscription Receipts Debt Securities Convertible Securities Units	Rule 457(o)	$94,300,000 (1)	(1)	$94,300,000(1)(2	$0.0001102	$10,391.86 (1)(2)
Fees Previously Paid	-	-	-	-	-	-	-	-
	Total Offering Amounts					$94,300,000		$10,391.86
	Total Fees Previously Paid							$0
	Total Fee Offsets							$10,391.86
	Net Fee Due							$0

(1)	There are being registered under this Registration Statement such indeterminate number of subordinate voting shares, restricting voting shares, limited voting shares, warrants, subscription receipts, debt securities, convertible securities, units of the Registrant, and a combination of such securities, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed USD$94,300,000 (converted from CAD$125,000,000 at an exchange rate of CAD$1.00 = USD$ 0.7544, which was the average daily exchange rate as reported by the Bank of Canada on June 29, 2023). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, the common shares being registered hereunder include such indeterminate number of subordinate voting shares, restricting voting shares, limited voting shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source(3)
	Rule 457(p)
Fees Offset Claims	Ayr Wellness Inc.	F-10	333-253466	02/24/2021		$43,285.42	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$396,750,000
Fees Offset Sources	Ayr Wellness Inc.	F-10	333-253466		02/24/2021						$43,285.42

(3)	The Registrant previously paid US$43,285.42 in registration fees with respect to the Registration Statement on Form F-10 (File No. 333-253466) filed with the United States Securities and Exchange Commission (the “SEC”) on February 24, 2021 (the “2021 Registration Statement”). As of November 30, 2022, all US$43,285.42 of such registration fee in connection with the registration of US$396,750,000 of unsold securities under the 2021 Registration Statement remained unutilized and therefore, was available for future registration fees pursuant to Rule 457(p) under the Securities Act. On November 30, 2022, the Registrant filed a Registration Statement on Form F-10 (File No. 333-268621) with the SEC (the “2022 Registration Statement”) using US$41,192.76 of the US$43,285.42 fee offset source carried forward from the 2021 Registration Statement. The 2022 Registration Statement was not declared effective by the SEC and was withdrawn by the Registrant on June 30, 2023. Therefore, a total of US$43,285.42 of previously paid fees in connection with the 2021 Registration Statement may be applied to the filing fees payable to this Registration Statement pursuant to Rule 457(p).

2